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                                                                  Exhibit 10.31

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                              SPONSORSHIP AGREEMENT

         This Sponsorship Agreement (the "Agreement") is entered into as of the 11th day of March, 1999 by and between drkoop.com, inc., a Delaware corporation, located at 8920 Business Park Drive, Longhorn Suite, Austin, Texas 78759 ("drkoop.com"), and Vitamin Shoppe Industries, Inc., a New Jersey corporation, located at 4700 Westside Avenue, North Bergen, New Jersey 07047 ("Sponsor").

         WHEREAS, drkoop.com develops, markets and maintains an integrated suite of Internet enabled, consumer oriented software applications and services, including but not limited to, drkoop.com. electronic data interchange services, and advertising and promotional services on the Internet at the website http://www.drkoop.com (together with any successor or replacement websites, the "drkoop.com Website");

         WHEREAS, Sponsor markets and sells vitamins and nutritional supplements on the Internet at the website http://www.vitaminshoppe.com (together with any successor or replacement websites, the "Sponsor Website"; and together with the drkoop.com Website, the "Sites"); and

         WHEREAS, Sponsor desires to have certain exclusive rights with respect to vitamins and nutritional supplements on the drkoop.com Website and to be the exclusive vitamin and nutritional supplement tenant in the E-Commerce area of the drkoop.com Website and drkoop.com desires to promote Sponsor for vitamin and nutritional supplements and to make Sponsor its' exclusive vitamin and nutritional supplement tenant pursuant to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                            EXCLUSIVE VITAMIN SPONSOR


         I.1. EXCLUSIVE VITAMIN SPONSOR. Throughout the Term (as defined below), Sponsor shall be the sole and exclusive vitamin and supplement sponsor of, and the sole and exclusive vitamin and supplement advertiser on, the drkoop.com Website, and in furtherance thereof, drkoop.com shall not (i) place any names, trademarks, links, buttons, advertisements or content (other than editorial content which does not contain links) of any Sponsor Competitor (as defined below) (collectively, "Competitor Content"), or any links which link directly to any Competitor Content, on any area of the drkoop.com Website; or (ii) other than Sponsor banner advertisements, allow any banner advertisements for or promoting the sale of vitamins or nutritional supplements to appear on the drkoop.com site; provided, however, that the Greentree link which is currently on the drkoop.com Website may continue in its current form until April 18, 1999. For purposes of this Agreement the term "Sponsor Competitor" means: (i) any entity set forth on EXHIBIT A attached hereto, which EXHIBIT A may be updated from time to time

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by Sponsor, subject to the reasonable approval of drkoop.com; or (ii) any entity which derives more than 67% of its revenues from the sale of vitamins and/or nutritional supplements.


         I.2. SPONSOR PLACEMENTS. During the Term, in no way limiting the foregoing in Section 1.1, Sponsor will receive the following sponsorship and promotional placements on the drkoop.com Website.


                  (i) Sponsor shall be the exclusive sponsor of the Nutrition Center on the drkoop.com Website and each area (other than the "Daily Special" area, the "Healthy Recipes" area and any other area which may be created in the future which specifically relates to cooking or food recipes (collectively, the "Excluded Areas")) within the Nutrition Center, including, the "Vitamins & Supplements" area, the "Vitamins and Minerals" area, the "Nutrition News" area, the "Nutrition for Healthy Living" area and the "Nutrition for your Condition" area (collectively, the "Sponsor Areas"). In furtherance of the foregoing, drkoop.com agrees that: (A) [*****]; (B) [*****]; and (C) [*****]; (D) only
Sponsor e-commerce tiles shall appear within the Sponsor Areas; and (E) Sponsor links may link, in Sponsor's sole discretion, to either the Sponsor Website or to Sponsor's Vitamin Buzz website ("Vitamin Buzz"). Sponsor shall be treated no less favorably in Sponsor Areas than any other similarly situated sponsor of the drkoop.com Website is treated within its sponsored areas of the drkoop.com Website. The Excluded Areas may be sponsored by entities other than Sponsor, provided, that no Sponsor Competitor, or any drugstore, including, without limitation, Drugstore.com, Soma.com or PlanetRx.com may sponsor any of the Excluded Areas. SCHEDULE 1.2(i) is a page shot mock-up of the Nutrition Center home page and the home page of each major area within the Nutrition Center, substantially as they will appear on their respective launch dates.



                  (ii) [*****]. Such logo shall contain a link to, in Sponsor's sole discretion, either Sponsor's Website or the Vitamin Buzz. No logo of any other similarly situated sponsor of the drkoop.com Website shall be more prominently displayed on the home page of the drkoop.com Website, whether in terms of size, placement or frequency.


                  (iii) From time to time, drkoop.com shall create content which features vitamins and nutritional supplements. Sponsor's Advertising Content shall be displayed on such pages which host vitamins and nutritional supplement content to the same extent and subject to the same restrictions as such Sponsor Advertising Content is displayed in the Sponsor Areas.

                  (iv) As used in this Section 1.2, the term exclusive with respect to any area means that: (A) Sponsor shall be the sole and exclusive vitamin and nutrition supplement provider in such area, and that no Competitor Content, or links which link directly to any Competitor Content, shall appear in such area where Sponsor has such exclusivity; and (B) other

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than Sponsor banner advertisements, no banner advertisements for or promoting the sale of vitamins or nutritional supplements shall appear in such area. Drkoop.com's obligations with respect to each area of the drkoop.com Website set forth in this Section 1.2 shall also apply to all areas which are successors or replacements to such areas and to all new vitamin and nutrition areas on the drkoop.com Website launched on the drkoop.com Website after the date of this Agreement. Only Sponsor may promote the sale of vitamins and supplements in the Sponsor Areas.

         I.3. IMPRESSIONS. Not including any permanent Sponsor links, banners or buttons pursuant to Section 1.2, drkoop.com shall, during the Initial Term (as defined below) provide at least [*****] advertising banner and e-commerce tile impressions consisting of Sponsor Advertising Content, of which approximately [*****] shall be delivered during each month of the Initial
Term. If by the end of the Initial Term drkoop.com has not delivered the foregoing number of impressions, then, as Sponsor's sole remedy for such breach, the Term of this Agreement shall be extended until drkoop.com has satisfied its obligations under this Section.

         I.4. DR. KOOP HEALTH LINKS. In addition to the fees specified in
Section 2.5.1, Sponsor shall pay [*****] to drkoop.com and in exchange therefore shall have the right to use as many Dr. Koop Health Links as Sponsor, in its sole discretion, wishes to use, all in accordance with the terms of the drkoop.com Healthlinks Agreement, the form of which is attached hereto as EXHIBIT B.

         I.5. CONTENT LICENSE TO THIRD PARTIES. If drkoop.com wishes to allow any area on the drkoop.com Website set forth in this Section 1 in which Sponsor is the exclusive sponsor of vitamins and supplements to be displayed on any website other than the drkoop.com Website (regardless of whether such other website is owned by drkoop.com or not and regardless of whether such content is served up by drkoop.com or by a third party) and if drkoop.com is able to control the advertising placements within or sponsorship of such area on such third party website, then drkoop.com shall, prior to contacting any other party with respect to such advertisements or sponsorship, notify Sponsor in writing prior to the launch of such area and shall negotiate in good faith with Sponsor in order to allow Sponsor to be the exclusive advertiser on and sponsor of such area on such third party website. If Sponsor and drkoop.com have not reached an agreement on the principal terms of such agreement within 15 business days after Sponsor is notified of such opportunity, drkoop.com shall be free to commence negotiations with other parties with respect to such opportunities.

         I.6. MODIFICATIONS. Each party reserves the right to modify the design, organization, structure, look and feel, navigation and other elements of its Site, provided, that drkoop.com may not, without the prior written consent of Sponsor, substantially alter, change or modify the look, feel or functionality of the Sponsor Areas of the drkoop.com Website, so as to materially change the Sponsor's prominence or placements within such areas.

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                                   ARTICLE II.
                               SPONSORSHIP POLICY

         II.1. CONTENT. For each of the placements described in Section 1, including all banner advertisements and e-commerce tiles, Sponsor shall provide drkoop.com with all content including all trademarks, logos or banners (the "Sponsor Advertising Content"), in accordance with the specifications set forth on EXHIBIT C attached hereto, which will be displayed on the drkoop.com Website and which will link, in Sponsor's discretion, to either the Sponsor Site or Vitamin Buzz. The parties hereto agree to cooperate and work together in the establishment of all links, buttons and banners placed pursuant to this Agreement. Links from one party's Site to the other party's Site shall in no way alter the look, feel or functionality of the linked Site.

         II.2. CHANGES AND CANCELLATIONS. Any cancellations or change orders must be made in writing and acknowledged by drkoop.com. Sponsor shall not be required to change Sponsor Advertising Content more often than once per month. Sponsor shall provide drkoop.com with Sponsor Advertising Content artwork at least five business days in advance of the publication date.

         II.3. STATISTICS. Drkoop.com shall provide Sponsor with Sponsor usage reports on a monthly basis. Sponsor shall have the right to use such data for its internal business purposes, but may not provide such data for use by third parties. Such reports shall contain substantially the same types of information delivered to other of drkoop.com's similarly situated partners, which reports will include information regarding impressions, clickthroughs and any information known about the users of such areas in aggregate form.

         II.4. PUBLICATION ERROR. In the event of a publication error in the Sponsor Advertising Content arising exclusively from the fault of drkoop.com, Sponsor shall notify drkoop.com of such error and drkoop.com will use reasonable efforts to promptly correct the error.

         II.5.  PAYMENT.

                  II.5.1. FEES. The fee for the placements and other rights provided under this Agreement for the Initial Term (as defined below) is [*****], of which [*****] is payable within 30 days of the date of this Agreement, with the balance of such fee payable by Sponsor in 11 (eleven) consecutive equal installments of [*****] each, payable by the 15th day of each month of the Initial Tenn commencing on the month following the month of the Launch Date (as defined below).

                  II.5.2. TAXES. Sponsor shall be responsible for the collection of any and all value added, consumption, sales, use or similar taxes and fees payable with respect to all sales made on the Sponsor Website.

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                                  ARTICLE III.
                                OWNERSHIP OF DATA

         III.1. USER DATA. Drkoop.com requests its users ("Individual Users"), to provide personal information when they sign up for certain services including requesting information on a specific disease, chat rooms and forums ("User Data"). Such User Data is owned by each Individual User and drkoop.com does not use or disclose any such User Data without the consent of the Individual User.

         III.2. DATA RELEASE TO SPONSOR. Drkoop.com shall provide to Sponsor any and all User Data for which the Individual User has specifically authorized release to Sponsor. In the event that an Individual User grants rights to Sponsor for use of his User Data, Sponsor shall use its best efforts to keep User Data confidential and shall only use such data in an ethical manner. Sponsor may use User Data for its owns purposes, but User Data may not be disclosed, sold, assigned, leased or otherwise disposed of to third parties by Sponsor.

         III.3. DATA CONFIDENTIALITY. The User Data shall be drkoop.com Confidential Information under Article 5 and shall in addition be subject to the terms of this Article 3. Sponsor shall be liable for the conduct of its employees, agents and representatives who in any way breach this Amendment. Sponsor's obligations to treat the User Data as Confidential Information under
Article 5 and this Article 3 shall continue in perpetuity following termination of this Amendment.

         III.4. SPONSOR USER DATA. All users on the Sponsor Website, including, users linked to the Sponsor Website from the drkoop.com Website, will be deemed to be customers of Sponsor. Accordingly, all rules, policies and operating procedures of Sponsor concerning customer orders, customer service and sales will apply to those customers. Sponsor may change its policies and operating procedures at any time. Sponsor will determine the prices to be charged for products and other merchandise sold on the Sponsor Website in accordance with its own pricing policies. Prices and availability on the Sponsor Website may vary from time to time. Notwithstanding Section 3.3, the parties hereto hereby agree that title to any user information of any users on the Sponsor Website, including but not limited to the name, address and e-mail address of users, obtained by Sponsor from such users shall be owned by the Sponsor. The parties hereto agree that pursuant to this Section 3 they may each collect and own similar information from and with respect to individuals who visit each of their Sites.

                                   ARTICLE IV.
                                    LICENSES

         IV.1.  LICENSES.

                  4.1.1 Subject to the terms and conditions hereof, Sponsor hereby represents and warrants that it has the power and authority to grant, and does hereby grant to drkoop.com a non-exclusive, non-transferable, royalty-free, worldwide license to reproduce and display all

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logos, trademarks, trade names and similar identifying material relating to
Sponsor (the "Sponsor Marks") solely in connection with the promotion, marketing and distribution of the parties and the Sites in accordance with the terms hereof, provided, however, that drkoop.com shall other than as specifically provided for in this Agreement, not make any specific use of any Sponsor Mark without first submitting a sample of such use to Sponsor and obtaining its prior consent, which consent shall not be unreasonably withheld. The foregoing license shall terminate upon the effective date of the expiration or termination of this Agreement.

                  4.1.2 Subject to the terms and conditions hereof, drkoop.com hereby represents that it has the power and authority to grant, and does hereby grant to Sponsor a non-exclusive, non-transferable, royalty-free, worldwide license to reproduce and display all logos, trademarks, trade names and similar identifying material relating to drkoop.com and, solely as allowed pursuant to this Agreement, to the Dr. C. Everett Koop name (collectively, the "drkoop.com Marks") solely in connection with the promotion, marketing and distribution of the parties and the Sites in accordance with the terms hereof, provided, however, that Sponsor shall, other than as specifically provided for in Section
4.4 of this Agreement, not make any specific use of any drkoop.com Marks without first submitting a sample of such use to drkoop.com and obtaining its prior consent, which consent shall not be unreasonably withheld. The foregoing license shall terrifinate upon the effective date of the expiration or termination of this Agreement.

         IV.2. INTELLECTUAL PROPERTY OWNERSHIP. Each party shall retain all right, title, and interest (including all copyrights, patents, service marks, trademarks and other intellectual property rights) in its Site. Except for the license granted pursuant to this Agreement, neither party shall acquire any interest in the other party's Site or any other services or materials, or any copies or portions thereof, provided by such party pursuant to this Agreement.

         IV.3. REMOVAL OF MATERIALS. Each party reserves the right to reject or remove any content, information, data, logos, trademarks and other materials (collectively, "Materials") provided by the other from its servers at any time if, in its reasonable opinion, it believes that any such Materials infringe any third-party intellectual property right, are libelous or invade the privacy or violate other rights of any person, violate applicable laws or regulations, or jeopardize the health or safety of any person. Each party will use reasonable efforts to contact the other prior to removing any of its Materials from its servers and will work with the other to resolve the issue as quickly as possible.

         IV.4. USE OF NAME AND LIKENESS. Sponsor shall not have any right to use the name and/or likeness of Dr. C. Everett Koop or to make any statements, whether written or oral, which state or otherwise imply, directly or indirectly, any endorsement from or affiliation with Dr. C. Everett Koop in any manner whatsoever without the prior written consent of drkoop.com, which consent may be withheld in drkoop.com's sole discretion. Notwithstanding the foregoing, Sponsor is hereby authorized during the Tenn to use the logo and tag lines set forth on EXHIBIT D, on its Site, in its catalogs and in its stores in connection with its marketing and promotion efforts, in each case in accordance with the terms of this Agreement and subject to the reasonable

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approval of drkoop.com. Sponsor is hereby authorized to place such logo and any one of such tag lines on its Site, in its stores and in its catalogs in accordance with the terms of this Agreement.

                                   ARTICLE V.
                                 CONFIDENTIALITY

         V.1. CONFIDENTIALITY. For the purposes of this Agreement, "Confidential Information" means non-public information about the disclosing party's business or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical and other information of a party marked or designated "confidential" or by its nature or the circumstances surrounding its disclosure should reasonably be regarded as confidential. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement,
(ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or
(iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently.

         V.2. EXCLUSIONS. Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

         V.3. EXCEPTIONS. Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, provided, however, that with respect to filing obligations under the securities laws, each party will, to the extent that it is required to file this Agreement, file this Agreement in redacted form reasonably approved by the other party prior to such filing or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors. Except as set forth in this Section 5.3, the terms and conditions of the Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the prior written consent of the other party.

         V.4. SPONSOR ADVERTISING CONTENT. drkoop.com hereby confirms and agrees that during the Term Sponsor shall be able to serve up its own advertising using NetGravity software and tags, and that drkoop.com shall not do anything which would interfere or hamper such serving. Notwithstanding anything in this Agreement, all information regarding Sponsor Advertising Content (including Sponsor banner advertisements and e-commerce tiles), including all users viewing and clicking information with respect thereto, shall be deemed to be Confidential Information of Sponsor (collectively, "Sponsor Confidential Advertising Information"). To the extent that in connection with drkoop.com's advertising efforts, or

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otherwise, any third party may or will receive any Sponsor Confidential
Advertising Information from or through drkoop.com, drkoop.com agrees that prior to such third party receiving any such infomiation drkoop.com will enter into an agreement with such third party pursuant to which such third party will agree to keep any such Sponsor Confidential Advertising Information received by such third party confidential to the same extent as drkoop.com is required to keep such information confidential under the Agreement. To the extent that any third party breaches any such agreement of confidentiality with drkoop.com, drkoop.com hereby agrees to enforce its rights and pursue its remedies under such agreement to the fullest extent permitted by law, including seeking equitable relief, and, to the extent drkoop.com would not have otherwise sought to enforce such rights or pursue such remedies, Sponsor shall reimburse drkoop.com for the reasonable legal costs associated therewith which reimbursement shall be offset to the extent drkoop.com receives any monetary damages in connection therewith.

                                   ARTICLE VI.
                 REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         VI.1. SPONSOR WARRANTY. Sponsor represents and warrants for the benefit of drkoop.com that the Sponsor Advertising Content and Sponsor Marks are true and correct and do not and will not for the Term infringe upon or violate: (i) any intellectual property rights, including any copyright or trademark rights, of any third party and do not and will not constitute a defamation or invasion of the rights of privacy or publicity of any kind of any third party, (ii) any applicable law, regulation or non-proprietary third-party right. Sponsor further represents and warrants for the benefit of drkoop.com that the Sponsor Advertising Content does not contain any material which is unlawful, harmful, abusive, hateful, obscene, threatening or defamatory and Sponsor is not an entity or an affiliate of any entity which engages in the manufacture or wholesale distribution of tobacco or tobacco products (such activities are collectively referred to herein as "Tobacco Industry Affiliation").

         VI.2. DRKOOP.COM WARRANTY. Drkoop.com represents and warrants for the benefit of Sponsor that the drkoop.com Marks are true and correct and do not and will not for the Term infringe upon or violate: (i) any intellectual property rights, including any copyright or trademark rights, of any third party and do not and will not constitute a defamation or invasion of the rights of privacy or publicity of any kind of any third party, (ii) any applicable law, regulation or non-proprietary third-party right. Drkoop.com further represents and warrants for the benefit of Sponsor that the drkoop.com Marks do not contain any material which is unlawful, harmful, abusive, hateful, obscene, threatening or defamatory, and drkoop.com has the right to license the drkoop.com Marks, including the Dr. C. Everett Koop name (to the extent licensed under this Agreement), in accordance with the terms of this Agreement.

         VI.3. INDEMNIFICATION. Each party hereby agrees to indemnify and hold harmless the other party and its subsidiaries and affiliates, and their respective directors, officers, employees, agents, shareholders, partners, members and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar

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as such Losses (or actions in respect thereof) arise out of or are based on (i)
the breach of any representation or warranty set forth in Articles 4, 5 or 6,
(ii) any breach by it of the licenses granted by it hereunder; (iii) the use by it of any trademarks or Content other than in accordance with the terms hereof;
(iv) any and all product liability claims arising from this Agreement; and (v) the development, operation, maintenance and Content (as defined below) of its Site. For purposes herein, "Content" shall mean, with respect to each party, the proprietary content delivered by such party to the other party pursuant to this Agreement, including, Sponsor Advertising Content, but only to the extent that such content is not altered by the receiving party, and the proprietary content contained on such party's Site, and shall include only that content created by such party, its employees or other persons contractually bound to such party to create such content. The foregoing obligations are contingent upon the indemnified party: (i) promptly notifying the indemnifying party of any claim, suit, or proceeding for which indemnity is claimed; (ii) cooperating reasonably with the indemnifying party at the latter's expense; and (iii) allowing the indemnifying party to control the defense or settlement thereof. The indemnified party will have the right to participate in any defense of a claim and/or to be represented by counsel of its own choosing at its own expense.

                                  ARTICLE VII.
                             LIMITATION OF LIABILITY

         VII.1. WARRANTY. Drkoop.com will use commercially reasonable efforts to maintain the drkoop.com Website available and display the Sponsor Advertising Content twenty four hours per day each day during the term of the Agreement. Drkoop.com shall install and maintain a commercially acceptable system of collecting information about impressions and other data relating to the use of the Sponsor Advertising Content. Drkoop.com warrants to Sponsor that it will make reasonable effort to perform under this agreement in a competent manner. If despite drkoop.com's efforts, for any 24 hour period a majority of the Sponsor promotions or placements, or the links contained therein, are not viewable or operational (a "Blackout Period"), drkoop.com shall, as its sole remedy hereunder for such event, provide Sponsor with a cash rebate equal to [*****] of the total fee to be paid by Sponsor hereunder pursuant to Section 2.5.1 of this Agreement and the Term shall be extended by an amount of time equal to the Blackout Period, provide that if a Blackout Period continues for 72 consecutive hours Sponsor may, at its option, terminate this Agreement without any liability to Sponsor.

         VII.2. DISCLAIMER. Each party will be solely responsible for the development, operation and maintenance of its Site and for all materials that appear on its Site. Such responsibilities include, but are not limited to: (i) the technical operation of its Site and all related equipment; (ii) the accuracy and appropriateness of materials posted on its Site; (iii) for ensuring that materials posted on its Site do not violate any law, rule or regulation, including all FDA requirements, or infringe upon the rights of any third party (including, for example, copyright, trademarks, privacy or other personal or proprietary rights); and (iv) for ensuring that materials posted on its Site are not libelous or otherwise illegal. Each party disclaims all liability for all such matters with respect to the other party's Site. Except for the foregoing, or as otherwise specifically set forth in this Agreement, neither party makes any representations, warranties or

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guarantees of any kind, either express or implied (including, without limitation, any warranties of merchantability or fitness for a particular purpose), with respect to their respective Sites, or the functionality, performance or results of use thereof, or otherwise in connection with this Agreement.

         VII.3. EXCLUSION OF WARRANTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY TO THE OTHER PARTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES WITH REGARD TO ITS SITE AND SERVICES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, AND NOT BY WAY OF LIMITATION, NEITHER PARTY WARRANTS THAT ITS SITE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

         VII.4. DAMAGES. EXCEPT AS SET FORTH IN SECTION 6.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY OR OTHERWISE AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. Notwithstanding the foregoing, except as set forth in Section 6.3, in no event shall either party's cumulative liability under this Agreement to the other party exceed the amount actually paid by Sponsor to drkoop.com pursuant to this Agreement.

                                  ARTICLE VIII.
                              TERM AND TERMINATION

         VIII.1.  TERM; TERMINATION.


                  8.1.1. The initial term (the "Initial Term"; and together with all extensions and renewals, the "Term") will begin on the date set forth above and expire on the [*****] of the date (the "Launch Date") on which: (i) each of the Sponsor Areas of the drkoop.com Website are operational in accordance with the terms of this Agreement (other than the e-commerce tile placements); and
(ii) the links to the Sponsor Website or Vitamin Buzz contained in the Sponsor logos or the Sponsor banner advertisements are established in accordance with the terms of this Agreement, subject to earlier termination as set forth in this Agreement. If the Launch Date has not occurred by August 31, 1999, Sponsor shall, in its sole discretion, be entitled to terminate this Agreement without any liability and receive a full refund of all amounts paid by Sponsor to drkoop.com pursuant to this Agreement prior to the date of such termination.



                  8.1.2. On the 95th day prior to the expiration of the initial Term, drkoop.com shall deliver a written notice to Sponsor to notify Sponsor of the commencement of the extension


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negotiation period. Between the 90th and 60th day prior to the expiration of the initial Term, drkoop.com and Sponsor shall in good faith negotiate to extend the term of this Agreement. If by the 30th day prior to the expiration of the initial Term, drkoop.com and Sponsor shall have not agreed on mutually agreeable terms for an extension of the Term of this Agreement, drkoop.com may commence negotiations with third parties with respect to the sponsorship of the Sponsor Areas, provided, that prior to entering into any agreement with any third party regarding the sponsorship of the Sponsor Areas, drkoop.com must notify Sponsor in writing of the material terms of such third party agreement ("Third Party Terms"), and Sponsor shall have two business days from the receipt of such notice to notify drkoop.com that Sponsor will accept such Third Party Terms, in which case drkoop.com and Sponsor shall enter into an agreement for the extension of the Term on substantially the terms set forth in the Third Party Terms. If Sponsor does not respond to drkoop.com within such two business day period, then on or after the next succeeding business day, drkoop.com may enter into an agreement with such third party substantially upon the terms of the Third Party Terms.


         VIII.2. TERMINATION FOR TOBACCO INDUSTRY AFFILIATION. Upon commencing any activities relating to Tobacco Industry Affiliation (as defined in Section 6.1), Sponsor shall promptly notify drkoop.com of its intent to undertake Tobacco Industry Affiliation. Upon receipt of such notice or upon learning of any such Tobacco Industry Affiliation from a third party, drkoop.com shall have the right to terminate this Agreement immediately on written notice to Sponsor without liability of any kind.

         VIII.3. TERMINATION FOR GARNISHMENT. Notwithstanding anything else contained in this Agreement, if, prior to the end of the Term, Dr. C. Everett Koop shall be involved in any type of immoral, indecent or hypocritical scandal Sponsor shall have the right to terminate this Agreement immediately upon written notice to drkoop.com, and shall not have any obligation to drkoop.com, whether monetary or otherwise, following the date of such termination. Additionally, in the event that either party undertakes any action or fails to undertake any action, which the other party reasonably believes tarnishes the high quality of its name or trademarks, including, with respect to drkoop.com, the "Dr. Koop" name, the other party shall have the right to terminate this agreement upon ten (10) days' written notice to the other party, provided that such action or inaction is not cured to the reasonable satisfaction of the terminating party within such ten day period.

         VIII.4. TERMINATION FOR CAUSE. Either party may terminate this Agreement upon thirty (30) days' written notice of a breach by the other party, provided such breach is not cured within such thirty-day period.

         VIII.5. TERMINATION BY INSOLVENCY. Either party may terminate this Agreement by providing written notice to the other party if the other party ceases to function as a going concern, becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature, or if a receiver is appointed for a substantial part of its assets.

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         VIII.6. SURVIVAL. The following Sections shall survive termination of this Agreement: Article 5 (Confidentiality), Article 6 (Representations, Warranties and Indemnification), Article 7 (Limitation of Liability), and
Article 9 (General).


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                                   ARTICLE IX.
                                     GENERAL

         IX.1. PUBLICITY. Except as may be required by applicable laws and regulations or a court of competent jurisdiction, or as required to meet credit and financing arrangements, or as required or appropriate in the reasonable judgment of either party to satisfy the disclosure requirements of an applicable securities law or regulation or any applicable accounting standard, neither party shall make any public release respecting this Agreement and the terms hereof without the prior consent of the other party.

         IX.2. ARBITRATION. Any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective fights or obligations of the parties hereto shall be settled and determined by arbitration in the defending parties home forum before one (1) arbitrator pursuant to the Commercial Rules then in effect of the American Arbitration Association. Each party shall have no longer than three (3) days to present its position. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The parties agree that the arbitrators shall have the power to award damages, injunctive relief and reasonable attorneys' fees and expenses to any party in such arbitration.

         IX.3. ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, without the other party's written consent, which consent will not be unreasonably withheld, except that: (a) a party's rights and obligation hereunder may be transferred to a successor of all or substantially all of the business and assets of the party regardless of how the transaction or series of related transactions is structured, provided, that the successor party agrees to be bound by all of the terms and conditions of this Agreement; and (b) Sponsor may assign its rights and obligations under this Agreement to any entity (i) which operates the Sponsor Website and (ii) which agrees to bound by all of the terms and conditions of this Agreement.

         IX.4. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to its laws or rules relating to conflicts of laws.

         IX.5. NOTICE. All notices, statements and reports required or permitted by this Agreement shall be in writing and deemed to have been effectively given and received: (i) five (5) business days after the date of mailing if sent by registered or certified U.S. mail, postage prepaid, with return receipt requested; (ii) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this section; or (iii) when delivered if delivered personally or sent by express courier service. Notices shall be addressed as follows:


For drkoop.com:                                     For Sponsor:

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
drkoop.com                                          Vitamin Shoppe Industries, Inc.
Personal Medical Records, Inc.                      4700 Westside Avenue
8920 Business Park Drive                            North Bergen, New Jersey 07047
Austin, TX  78759                                   Attn:  Ms. Miriam Nesheiwat
Attn:  Chief Financial Officer                      Fax:  201-583-1834
Fax:  512-726-5130                                  Email:  mnesh@vitaminshoppe.com
Email:  gsears@drkoop.com
                                   With a copy to:
                                                     H. Leigh Feldman
                                                     Robinson Silverman Pearce Aronsohn
                                                     & Berman LLP
                                                     1290 Avenue of the Americas
                                                     32nd Floor
                                                     New York, NY  10104
                                                     Fax:  212-541-1492
                                                     Email:  feldman@rspab.com

Either party may change its address for the purpose of this paragraph by notice given pursuant to this paragraph

         IX.6. NO AGENCY. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

         IX.7. SEVERABILITY. In the event that any of the provisions of this Agreement are held to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

         IX.8. ENTIRE AGREEMENT. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

         IX.9. COUNTERPARTS. This Agreement may be signed in counterparts which, when signed, shall constitute one document.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 drkoop.com, inc.


                                 By: /s/ Neil Longrin
                                     --------------------
                                     Name: Neil Longrin
                                     Title: Senior VP, Sales

                                 VITAMIN SHOPPE INDUSTRIES, INC.


                                 By: [SIGNATORY]
                                     --------------------
                                     Name:
                                     Title:

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                                 SCHEDULE 1.2(I)
                              SCREEN SHOT MOCK-UPS

[ATTACHED]
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                                    EXHIBIT A
                               DIRECT COMPETITORS

Acta Pharmacal                                    Puritans Pride
All Vitamins                                      Reach4life
Austin Nutritional                                Realtime
BenSalem Naturals                                 S. Shiraishi Office, Inc.
B-Vital                                           Shop Vitamins
Chayas Chemical-Free                              The Herb Shop
Cherokee Naturals, Inc                            The Herb Shoppe
Club Vitamin                                      The Nickel and Thyme Shoppe
GNC                                               The Vitamin Source
Good Life Nutrition                               The Vitamin Tree
Green Tree                                        US Health Distributors, Inc
Green Turtle Bay Vitamin                          Vita Save
Greenshack Direct                                 VitaCare
Health and Vitamin Express                        VitaFit
Health Depot                                      Vital Life
Infinity 2                                        Vitamin Depot
Jamieson Natural Sources                          Vitamin Express
Karemore Vitamin Company                          Vitamin House
Kava Systems                                      Vitamin House
L & H Vitamins                                    Vitamin Shack
Life Plus Vitamins                                Vitamin Warehouse, Inc.
MineralNet                                        Vitamins for Life
Mother Nature's General Store                     Vitamins Online
Mountain Naturals Vitamins                        Vitamins.com
My Vitamins                                       Vitanet
Nature Sunshine                                   Vitawise
Nature Sunshine Herb and Vitamins                 Wholesale Vitamins
Noah's Ark                                        Vitamin Planet
Nutritional Direct                                Vitamin Research Products
Nature's Bounty                                   Vitamin Discount Connection
Vitamin World                                     Vitamin Plus
MotherNature.com                                  Vitamins Network
Nutritional Warehouse                             Vitamin4Life.com
Phillips Nutritional



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                                    EXHIBIT B
                          FORM OF HEALTHLINKS AGREEMENT

[ATTACHED]
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                                    EXHIBIT C
                           ADVERTISING SPECIFICATIONS

File Formats

Naming Convention:  (lowercase only, 8.3)

Alternate Text: Use ALT tag; ten words or less

Image Dimensions:

Sponsor Banner: 468 pixels by 60 pixels, 234 pixels by 60 pixels, 120 pixels by 60 pixels

Image File Format: [GIF/JPEG]

Image File Size: 12k maximum file size

File Names: Use Sponsor name.: [Sponsor].gif]

Delivery of GIFs

Email -- mbaehr@drkoop.com.com, cc:  gsears@drkoop.com.com

We accept [,CompactPro, zip, gzip, and UNIX tar or compress] format tiles. All formats must be mailed in [ASCII encoding(uuencode, mmencode)].
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                                    EXHIBIT D
                            DRKOOP.COM CORPORATE LOGO

[LOGO ATTACHED]

"The Vitamin Shoppe is the proud exclusive vitamin sponsor of drkoop.com."

"The Vitamin Shoppe is a proud sponsor of drkoop.com, the Trusted health Network, led by Dr. C. Everett Koop."

The Vitamin Shoppe is a proud sponsor of drkoop.com, the Trusted Health Network, led by Dr. Ce. Everett Koop